EXHIBIT 99

                         MB Financial, Inc.
                         800 West Madison Street
                         Chicago, Illinois 60607
                         (888) 422-6562
                         NASDAQ:  MBFI

PRESS RELEASE

For Information at MB Financial, Inc. contact:
Jill York - Vice President and Chief Financial Officer
E-Mail:  jyork@mbfinancial.com

FOR IMMEDIATE RELEASE

MB FINANCIAL, INC. REPORTS STRONG CAPITAL AND LIQUIDITY POSITION, SIGNIFICANT INCREASE IN CORE PRE-TAX, PRE-PROVISION EARNINGS

CHICAGO, January 22, 2010 – MB Financial, Inc. (NASDAQ: MBFI), the holding company for MB Financial Bank, N.A (“the Bank” or “MB Financial Bank”), announced today fourth quarter and annual results for 2009.  The words “MB Financial,” “the Company,” “we,” “our” and “us” refer to MB Financial, Inc. and its wholly owned subsidiaries, unless indicated otherwise.  We had a net loss of $9.8 million for the fourth quarter of 2009 compared to a net loss of $24.8 million in the fourth quarter of 2008, and net income of $7.4 million for the third quarter of 2009.  We had a net loss of $26.1 million for the year ended December 31, 2009, compared to net income of $16.2 million for the year ended December 31, 2008.

Key items for the quarter were as follows:

Momentum Building in Core Pre-Tax, Pre-Provision Earnings:
•	Core pre-tax, pre-provision earnings increased 41.8% to $37.5 million, compared to $26.4 million for third quarter of 2009.
•
Net interest income on a fully tax equivalent basis increased to $77.4 million, or by 22.2%, compared to $63.3 million for third quarter of 2009.  For the year ended December 31, 2009, net interest income on a fully tax equivalent basis increased 13.2% to $261.2 million compared to $230.8 million for the year ended December 31, 2008.  Our net interest income and net interest margin improved significantly throughout the fourth quarter of 2009.

Credit Quality – Strong Loss Reserve Coverage Ratios, Increased Provision for Loan Losses and Loan Charge-Offs:
•
Our provision for loan losses was $70.0 million for the fourth quarter of 2009, while our net charge-offs were $82.2 million.  For the third quarter of 2009, our provision for loan losses and net charge-offs were $45.0 million and $37.1 million, respectively.  Our provision for loan losses continues to reflect deterioration in our construction loan portfolio and uncertainty regarding the commercial real estate market.

•
Our non-performing loans to total loans decreased to 4.17% as of December 31, 2009, compared to 4.41% as of September 30, 2009.  The percentage of the allowance for loan losses to non-performing loans was 65.26% as of December 31, 2009 and 66.02% as of September 30, 2009.  After factoring in partial charge-offs taken on non-performing loans, the percentage of loan balance reserved was 72.34% and 70.74% as of December 31, 2009 and September 30, 2009, respectively.

•
Our non-performing assets to total assets increased to 2.84% as of December 31, 2009, compared to 2.19% as of September 30, 2009.  While non-performing assets declined slightly during the fourth quarter of 2009 compared to the third quarter of 2009, the ratio increased due to a significant decrease in total assets during the fourth quarter as a result of the previously anticipated redemption of out-of-market deposits assumed in the Corus transaction in the third quarter, and corresponding asset reduction, as discussed below.

•	Our potential problem loans to total loans decreased to 3.59% as of December 31, 2009, compared to 3.94% as of September 30, 2009.
•
Our allowance for loan losses to total loans was 2.72% as of December 31, 2009, compared to 2.91% as of September 30, 2009.  After factoring in partial charge-offs taken on non-performing loans, the percentage of  allowance for loan losses to total loans was 3.75% and 3.60% as of December 31, 2009 and September 30, 2009, respectively.

For purposes of the second and third bullet points above, non-performing loans and non-performing assets exclude loans held for sale and certain purchased credit-impaired loans that we have acquired in recent FDIC assisted transactions.  These purchased credit-impaired loans are accounted for on a pool basis, and the pools are considered to be performing.  Additionally, non-performing assets exclude other real estate owned related to assets acquired in transactions facilitated by the FDIC.

Benchmark Bank Transaction:
•
On December 4, 2009, MB Financial Bank assumed $164 million of deposits of Aurora, Illinois-based Benchmark Bank (“Benchmark”) at no premium, and acquired certain assets totaling approximately $146 million, net of a $34.2 million discount, in a loss-sharing transaction facilitated by the FDIC.  This transaction generated a pre-tax gain of $18.3 million, based on preliminary estimates.

Corus and InBank Update:
•
Deposits assumed in the Corus Bank (“Corus”) transaction on September 11, 2009 decreased from $4.8 billion at September 30, 2009 to $2.1 billion at December 31, 2009.  This decrease was expected and was a result of the redemption of outstanding checks issued for out-of-market certificates of deposit (“CDs”) assumed in the Corus transaction, the withdrawals of out-of-market Corus money market accounts, and some in-market run-off of previously higher rate deposits assumed in the Corus transaction.  The decrease in Corus deposits during the fourth quarter resulted in a corresponding reduction in our excess interest earning deposits with banks (cash on deposit at the Federal Reserve).

•	During the fourth quarter of 2009, we repositioned the investment portfolio acquired in the Corus transaction to longer duration and higher yielding investment securities.
•	We successfully integrated the core systems of Corus and InBank during the fourth quarter of 2009.

Strong Capital Position:
•
MB Financial Bank continues to significantly exceed the “Well-Capitalized” threshold established under the regulations of the Office of the Comptroller of the Currency.  At December 31, 2009, MB Financial, Inc.’s total risk-based capital ratio was 14.98%, Tier 1 capital to risk-weighted assets ratio was 13.06%, Tier 1 capital to average asset ratio was 8.71% and Tier one common capital to risk-weighted assets was 8.47%.  As of December 31, 2009, total capital was approximately $376.8 million in excess of the 10% “Well-Capitalized” threshold.

•
Our tangible common equity to assets ratio was 6.19% at December 31, 2009, compared to 4.85% and 5.65% at September 30, 2009 and December 31, 2008, respectively.  The increase in our tangible common equity to assets ratio from September 30, 2009 to December 31, 2009, was primarily due to the previously anticipated redemption of out-of-market deposits assumed in the Corus transaction in the third quarter, and corresponding asset reduction.  Our tangible common equity to risk-weighted assets ratio was 8.54% at December 31, 2009, compared to 9.01% and 7.10% at September 30, 2009 and December 31, 2008, respectively.  The decrease in our tangible common equity to risk-weighted assets ratio from September 30, 2009 to December 31, 2009, was primarily due to an increase in risk-weighted assets during the fourth quarter of 2009, as we repositioned the investment portfolio acquired in the Corus transaction.

Strong Liquidity Position and Improved Deposit Mix:
•
Our loan to deposit ratio was 75% as of December 31, 2009, compared to 57% as of September 30, 2009 and 96% as of December 31, 2008.  The decrease in our loan to deposit ratio from September 30, 2009 to December 31, 2009 was primarily due to the anticipated redemption of out-of-market deposits assumed in the Corus transaction in the third quarter

•	Our percentage of core funding to total funding was 87% at December 31, 2009, compared to 75% at December 31, 2008.
•	Our percentage of CDs to total deposits decreased to 45% at December 31, 2009, compared to 57% at December 31, 2008.

RESULTS OF OPERATIONS

Fourth Quarter Results

Net Interest Income

Net interest income on a tax equivalent basis increased $14.1 million from the third quarter of 2009 to the fourth quarter of 2009.  Our net interest margin, on fully tax equivalent basis, was 2.86% for the fourth quarter of 2009.  During the fourth quarter of 2009, our net interest margin on a tax equivalent basis increased from 2.45% in the month of October to 2.87% in the month of November, and to 3.22% in the month of December.  This margin increase was primarily due to significant changes in our balance sheet throughout the fourth quarter from the anticipated run-off of Corus deposits and corresponding reduction in assets, a decrease in our cost of funds throughout the fourth quarter related to a decrease in deposit pricing, and continued improved credit spreads.

Our non-performing loans negatively impacted our net interest margin during the fourth quarter of 2009, the third quarter of 2009 and the fourth quarter of 2008 by approximately 17 basis points, 17 basis points and 13 basis points, respectively.

See the supplemental net interest margin table for further detail.

Other Income (in thousands):

	Three Months Ended					Year Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,
	2009	2009	2009	2009	2008	2009	2008
Core other income:
Loan service fees	$ 1,723	$ 1,565	$ 1,782	$ 1,843	$ 1,850	$ 6,913	$ 9,180
Deposit service fees	9,311	7,912	6,978	6,399	7,478	30,600	28,225
Lease financing, net	5,799	3,937	4,473	4,319	4,604	18,528	16,973
Brokerage fees	1,272	1,004	1,252	1,078	968	4,606	4,317
Trust and asset management fees	3,347	3,169	3,262	2,815	2,784	12,593	11,869
Increase in cash surrender value of life insurance	669	664	670	456	570	2,459	5,299
Other operating income	1,930	2,078	1,851	2,323	1,442	8,182	6,160
Total core other income	24,051	20,329	20,268	19,233	19,696	83,881	82,023

Non-core other income(1)
Net gain on sale of investment securities	239	3	4,093	9,694	24	14,029	1,130
Net gain (loss) on sale of other assets	12	12	(38)	1	(874)	(13)	(1,104)
Acquisition related gains	18,325	10,222	-	-	-	28,547	-
Increase (decrease) in market value of assets held in
trust for deferred compensation(A)	300	334	602	(526)	(1,243)	710	(1,657)
Total non-core other income	18,876	10,571	4,657	9,169	(2,093)	43,273	(1,631)

Total other income(2)	$ 42,927	$ 30,900	$ 24,925	$ 28,402	$ 17,603	$ 127,154	$ 80,392

(1)	Letters denote the corresponding line items where these non-core other income items reside in the consolidated statements of income as follows: A – Other operating income.
(2)
During the third quarter of 2009, the Company sold its merchant card processing business.  In accordance with U.S. GAAP, the results of operations from the Company’s merchant card processing business are reflected in the Company’s statements of income as discontinued operations. Therefore, income from this business is excluded from the table above.

Core other income increased by $3.7 million from the third quarter of 2009 to the fourth quarter of 2009.  Core deposit service fees increased during the quarter primarily due to an increase in commercial deposit fees related to the Corus transaction.  Net lease financing increased primarily due to an increase in the sales of third party equipment maintenance to customers.  Non-core other income was impacted by an $18.3 million gain recorded on the Benchmark transaction, based on preliminary estimates.

Core other income increased by $1.9 million for the year ended December 31, 2009 compared to the year ended December 31, 2008.  Core loan service fees decreased, primarily due to a decrease in letter of credit and prepayment fees.  Core deposit service fees increased primarily due an increase in commercial deposit fees related to businesses acquired as a result of our FDIC acquisitions.  The decrease in cash surrender value of life insurance was primarily due to a decrease in overall interest rates from the year ended December 31, 2008 to the year ended December 31, 2009, and $1.4 million of death benefits on bank owned life insurance policies that we recognized during the year ended December 31, 2008.  Core other operating income increased primarily due to an increase in gains recognized on the sale of loans and an increase in debit card fees during the year ended December 31, 2009.  Non-core other income was impacted during the year ended December 31, 2009 by $28.5 million in gains generated by the FDIC assisted  transactions, as well as a net gain on sale of investment securities of $14.0 million compared with a net gain on sale of investment securities of $1.1 million during the year ended December 31, 2008.

Other Expense (in thousands):

	Three Months Ended					Year Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,
	2009	2009	2009	2009	2008	2009	2008
Core other expense:
Salaries and employee benefits	$ 33,091	$ 30,862	$ 28,586	$ 27,405	$ 25,300	$ 119,944	$ 110,492
Occupancy and equipment expense	8,885	7,803	7,151	7,682	7,298	31,521	28,872
Computer services expense	2,882	2,829	2,013	2,287	1,973	10,011	7,392
Advertising and marketing expense	683	1,296	892	1,314	903	4,185	5,089
Professional and legal expense	1,465	1,126	1,120	969	1,117	4,680	3,110
Brokerage fee expense	553	478	575	393	476	1,999	1,929
Telecommunication expense	1,127	812	744	750	664	3,433	2,818
Other intangibles amortization expense	1,650	966	997	878	913	4,491	3,554
FDIC insurance premiums	4,099	3,206	2,939	2,668	1,188	12,912	1,877
Other operating expenses	6,337	5,446	5,039	5,192	5,422	22,014	19,914
Total core other expense	60,772	54,824	50,056	49,538	45,254	215,190	185,047

Non-core other expense (1)
FDIC special assessment(A)	-	-	3,850	-	-	3,850	-
Impairment charges	-	4,000	-	-	-	4,000	-
Increase in market value of assets held in
trust for deferred compensation(B)	300	334	602	(526)	(1,243)	710	(1,657)
Total non-core other expense	300	4,334	4,452	(526)	(1,243)	8,560	(1,657)

Total other expense(2)	$ 61,072	$ 59,158	$ 54,508	$ 49,012	$ 44,011	$ 223,750	$ 183,390

(1)
Letters denote the corresponding line items where these non-core other expense items reside in the consolidated statements of income as follows:  A – FDIC insurance premiums, B – Salaries and employee benefits.

(2)
During the third quarter of 2009, the Company sold its merchant card processing business.  In accordance with U.S. GAAP, the results of operations from the Company’s merchant card processing business are reflected in the Company’s statements of income as discontinued operations. Therefore, expenses from this business are excluded from the table above.

Core other expense increased $5.9 million from the third quarter of 2009 to the fourth quarter of 2009.  Our InBank, Corus and Benchmark transactions increased salaries and employee benefits expense, occupancy and equipment expense, other intangibles amortization expense and FDIC insurance premiums by approximately $2.5 million, $1.1 million, $684 thousand and $613 thousand, respectively.  Our InBank, Corus and Benchmark transactions increased total core other expense from the third quarter of 2009 to fourth quarter of 2009 by approximately $6.7 million.

Core other expense increased $30.1 million for the year ended December 31, 2009 compared to the year ended December 31, 2008.  The increase in core FDIC insurance premiums was primarily due to our FDIC credits being fully utilized during the fourth quarter of 2008 combined with the FDIC increasing its assessment rate during the year ended December 31, 2009.  Our Heritage Community Bank, InBank, Corus and Benchmark transactions increased salaries and employee benefits expense, occupancy and equipment expense, and computer services expense by approximately $6.6 million, $2.6 million and $2.1 million, respectively.  Our Heritage Community Bank, InBank, Corus and Benchmark transactions increased total core other expense by approximately $17.1 million for the year ended December 31, 2009 compared to the year ended December 31, 2008.  Professional and legal expense increased primarily due to loan collection costs during the year ended December 31, 2009.  Non-core other expense also was impacted during the year ended December 31, 2009 by a $4.0 million impairment charge relating to the consolidation of three branch offices, and the FDIC special premium imposed on all insured depository institutions based on assets as of June 30, 2009.

Income Taxes

During the fourth quarter of 2009 the Company had a tax benefit of $4.2 million compared to a tax benefit of $15.2 million in the third quarter of 2009.  In the third quarter of 2009, the Company increased the amount of benefit recognized with respect to certain previously identified uncertain tax positions as a result of certain developments in pending tax audits.  The increase in recognized tax benefit resulted in a $7.8 million increase in income tax benefit in the third quarter of 2009.

LOAN PORTFOLIO

The following table sets forth the composition of the loan portfolio, excluding loans held for sale, as of the dates indicated (dollars in thousands):

	December 31,		September 30,		June 30,		March 31,		December 31,
	2009		2009		2009		2009		2008
	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total
Commercial related credits:
Commercial loans	$ 1,387,475	21%	$ 1,422,989	22%	$ 1,411,520	22%	$ 1,507,616	23%	$ 1,522,380	24%
Commercial loans collateralized by assign-
ment of lease payments (lease loans)	953,452	15%	881,963	13%	853,981	13%	738,527	12%	649,918	11%
Commercial real estate	2,472,521	38%	2,446,909	38%	2,420,227	38%	2,359,868	37%	2,353,261	38%
Construction real estate	594,482	9%	697,232	11%	722,399	11%	764,876	12%	757,900	12%
Total commercial related credits	5,407,930	83%	5,449,093	84%	5,408,127	84%	5,370,887	84%	5,283,459	85%
Other loans:
Residential real estate	291,022	4%	291,889	4%	273,196	4%	287,256	5%	295,336	5%
Indirect motorcycle	156,853	2%	159,273	2%	160,364	2%	157,081	2%	153,277	2%
Indirect automobile	23,414	1%	26,226	1%	29,341	1%	32,731	1%	35,950	1%
Home equity	405,439	6%	408,184	7%	409,147	6%	411,527	6%	401,029	6%
Consumer loans	66,293	1%	66,600	1%	61,385	1%	56,654	1%	59,512	1%
Total other loans	943,021	14%	952,172	15%	933,433	14%	945,249	15%	945,104	15%
Gross loans excluding covered loans	6,350,951	97%	6,401,265	99%	6,341,560	98%	6,316,136	99%	6,228,563	100%
Covered loans (1)	156,870	3%	91,230	1%	96,629	2%	91,586	1%	-	-
Gross loans	6,507,821	100%	6,492,495	100%	6,438,189	100%	6,407,722	100%	6,228,563	100%
Allowance for loan losses	(177,072)		(189,232)		(181,356)		(179,273)		(144,001)
Net loans	$ 6,330,749		$ 6,303,263		$ 6,256,833		$ 6,228,449		$ 6,084,562

(1)	Covered loans refer to loans we acquired in the Heritage Community Bank and Benchmark transactions that are subject to loss-sharing agreements with the FDIC.

Total loans increased by 1% on an annualized basis from the third quarter of 2009 to the fourth quarter of 2009, and 4% from December 31, 2008.  The decrease in commercial loans from December 31, 2008 to December 31, 2009, was primarily due to a decrease in the usage of commercial lines.  The increase in lease loans from December 31, 2008 to December 31, 2009, resulted from additional staff added during the year and less competitive pressure in the market as some competitors exited the market or reduced lending.  We believe that our leasing portfolio tends to perform better than our other lending categories as a result of lessees typically being larger than our typical middle market customer with more staying power during economic downturns and the leased equipment being core to their operations.

The following table sets forth the composition of construction real estate loans by risk category, excluding covered loans and loans held for sale, as of December 31, 2009 (dollars in thousands):

	Risk Category

			Potential Problem and
	Non-Performing		and Other Watch
	Loans (NPLs)		List Loans		Pass Loans		Total
	Amount	% of Loan Balance Reserved(2)	Amount	% of Loan Balance Reserved	Amount	% of Loan Balance Reserved	Amount	% of Loan Balance Reserved(2)
Residential construction related credits
Unimproved land	$ 1,600	43%	$ -	0%	$ 3,499	2%	$ 5,099	15%
Improved lots and single family construction	56,733	41%	24,570	23%	28,840	3%	110,143	30%
Condominiums	55,171	32%	39,555	19%	36,105	5%	130,832	21%
Apartments	14,363	35%	964	10%	28,286	4%	43,614	14%
Townhomes	7,325	58%	6,336	22%	9,338	3%	22,999	35%
Total residential construction related credits	135,192	39%	71,425	20%	106,068	4%	312,685	25%
Commercial construction related credits
Unimproved land	$ -	-	$ -	-	$ 876	1%	$ 876	1%
Improved lots and construction	17,271	20%	12,550	18%	24,953	2%	54,774	12%
Industrial	1,875	28%	12,115	9%	9,665	4%	23,655	9%
Office, retail and hotel	26,654	19%	30,403	7%	59,327	4%	116,384	8%
Schools	-	-	-	-	33,700	5%	33,700	5%
Medical	-	-	-	-	33,495	10%	33,495	10%
Total commercial construction related credits	45,799	20%	55,068	10%	162,016	5%	262,884	9%

Total construction loans, excluding loans acquired
in the InBank acquisition	$ 180,991	35%	$ 126,493	16%	$ 268,084	5%	$ 575,569	20%

Construction loans acquired in the InBank acquisition(1)							18,913	0%

Total construction loans							$ 594,482	19%

(1)	Net of loan discount of $12.4 million.
(2)	Includes the impact of partial charge-offs taken.

ASSET QUALITY

The following table presents a summary of total performing loans, excluding covered loans and loans held for sale, greater than 30 days and less than 90 days past due as of the dates indicated (dollars in thousands):

	December 31,	September 30,	June 30,	March 31,	December 31,
	2009	2009	2009	2009	2008

30 - 59 Days Past Due	$ 25,331	$ 35,943	$ 15,574	$ 21,600	$ 14,372
60 - 89 Days Past Due	5,523	15,109	4,838	4,809	8,575
	$ 30,854	$ 51,052	$ 20,412	$ 26,409	$ 22,947

Approximately $12.8 million of performing loans past due are classified as potential problem loans (defined below) as of December 31, 2009, compared to $22.6 million as of September 30, 2009.

The following table presents a summary of non-performing assets, excluding loans held for sale, credit-impaired loans that were acquired as part of our FDIC assisted acquisitions (see definition of “purchased credit-impaired loans” below), and other real estate owned that is related to FDIC transactions, as of the dates indicated (dollar amounts in thousands):

	December 31,	September 30,	June 30,	March 31,	December 31,
	2009	2009	2009	2009	2008
Non-performing loans:
Non-accrual loans	$ 270,839	$ 286,623	$ 227,681	$ 229,537	$ 145,936
Loans 90 days or more past due, still accruing interest	477	-	-	-	-
Total non-performing loans	271,316	286,623	227,681	229,537	145,936

Other real estate owned	36,711	22,612	17,111	2,500	4,366
Repossessed vehicles	333	271	203	245	356
Total non-performing assets	$ 308,360	$ 309,506	$ 244,995	$ 232,282	$ 150,658

Specific allowance on non-performing loans	$ 45,967	$ 83,650	$ 77,186	$ 81,540	$ 52,112
Partial charge-offs taken on non-performing loans	69,359	46,258	30,995	23,706	17,429
Total specific allowance and partial charge-offs taken
on non-performing loans	$ 115,326	$ 129,908	$ 108,181	$ 105,246	$ 69,541

Specific allowance and partial charge-offs taken as a
percentage of non-performing loans plus partial
charge-offs taken	33.85%	39.03%	41.82%	41.56%	42.57%
Total non-performing loans to total loans	4.17%	4.41%	3.54%	3.58%	2.34%
Total non-performing assets to total assets	2.84%	2.19%	2.92%	2.57%	1.71%
Allowance for loan losses to non-performing loans	65.26%	66.02%	79.65%	78.10%	98.67%
Allowance for loan losses to non-performing loans,
including partial charge-offs taken	72.34%	70.74%	82.09%	80.15%	98.82%

Although management believes that adequate specific and general loan loss allowances have been established, actual losses are dependent upon future events and, as such, further additions to the level of specific and general loan loss allowances may become necessary.

At December 31, 2009, the composition of other real estate owned was primarily improved lots and single family construction projects.

The following table presents data related to non-performing loans, by dollar amount and category at December 31, 2009 (dollar amounts in thousands):

	Commercial and Lease Loans		Construction Real Estate Loans		Commercial Real Estate Loans		Consumer Loans	Total Loans
	Number of Borrowers	Amount	Number of Borrowers	Amount	Number of Borrowers	Amount	Amount	Amount
$10.0 million or more	-	$ -	5	$ 76,243	1	$ 10,101	$ -	$ 86,344
$5.0 million to $9.9 million	-	-	8	52,496	1	5,647	-	58,143
$1.5 million to $4.9 million	2	3,518	11	31,346	6	10,493	1,672	47,029
Under $1.5 million	33	8,933	32	20,906	78	32,419	17,542	79,800
	35	$ 12,451	56	$ 180,991	86	$ 58,660	$ 19,214	$ 271,316

Percentage of individual loan category		0.53%		30.45%		2.37%	2.04%	4.17%

The following table presents data related to non-performing loans, by dollar amount and category at September 30, 2009 (dollar amounts in thousands):

	Commercial and Lease Loans		Construction Real Estate Loans		Commercial Real Estate Loans		Consumer Loans	Total Loans
	Number of Borrowers	Amount	Number of Borrowers	Amount	Number of Borrowers	Amount	Amount	Amount
$10.0 million or more	-	$ -	5	$ 81,073	1	$ 10,297	$ -	$ 91,370
$5.0 million to $9.9 million	-	-	9	68,237	1	7,216	-	75,453
$1.5 million to $4.9 million	2	6,002	15	41,065	5	12,688	1,703	61,458
Under $1.5 million	38	11,894	21	12,969	48	18,227	15,252	58,342
	40	$ 17,896	50	$ 203,344	55	$ 48,428	$ 16,955	$ 286,623

Percentage of individual loan category		0.78%		29.16%		1.98%	1.78%	4.41%

We define potential problem loans as performing loans rated substandard that do not meet the definition of a non-performing loan (See “Asset Quality” section above for non-performing loans).  We do not necessarily expect to realize losses on potential problem loans, but we recognize potential problem loans carry a higher probability of default and require additional attention by management.  The aggregate principal amount of potential problem loans was $233.4 million, or 3.59% of total loans, as of December 31, 2009, compared to $255.6 million, or 3.94% of total loans, as of September 30, 2009.

“Purchased credit-impaired loans” refer to certain loans acquired in the FDIC assisted transactions during 2009, discussed above, for which deterioration in credit quality occurred before the Company’s acquisition date.  Upon acquisition, these loans were recorded at fair value with interest income to be accreted over the estimated life of the loan when cash flows are reasonably estimable, even if the underlying loans are contractually past due.  Acquisition fair value incorporates the Company’s estimate, as of the acquisition date, of credit losses over the remaining life of the portfolio.  No allowance for loan losses has been recorded for these loans.

Below is a reconciliation of the activity in our allowance for loan losses for the periods indicated (dollar amounts in thousands):

	Three Months Ended					Year Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
	2009	2009	2009	2009	2008	2009	2008
Balance at the beginning of period	$ 189,232	$ 181,356	$ 179,273	$ 144,001	$ 88,863	$ 144,001	$ 65,103
Provision for loan losses	70,000	45,000	27,100	89,700	72,581	231,800	125,721
Charge-offs:
Commercial loans	(8,892)	(20,037)	(6,636)	(10,548)	(1,914)	(46,113)	(13,653)
Commercial loans collateralized by assignment
of lease payments (lease loans)	(333)	(269)	(1,385)	(3,420)	(440)	(5,407)	(1,258)
Commercial real estate loans	(11,829)	(2,006)	(817)	(24,190)	(7,076)	(38,842)	(14,872)
Construction real estate	(59,435)	(14,914)	(14,743)	(14,697)	(7,144)	(103,789)	(14,940)
Residential real estate	(650)	(290)	(358)	(178)	(117)	(1,476)	(550)
Indirect vehicle	(1,324)	(937)	(759)	(1,065)	(615)	(4,085)	(2,109)
Home equity	(1,236)	(650)	(953)	(604)	(503)	(3,443)	(1,801)
Consumer loans	(479)	(358)	(132)	(155)	(216)	(1,124)	(642)
Total charge-offs	(84,178)	(39,461)	(25,783)	(54,857)	(18,025)	(204,279)	(49,825)
Recoveries:
Commercial loans	1,344	71	45	31	354	1,491	891
Commercial loans collateralized by assignment
of lease payments (lease loans)	-	-	-	-	67	-	67
Commercial real estate loans	12	5	5	18	-	40	266
Construction real estate	154	2,042	511	250	-	2,957	951
Residential real estate	4	9	28	3	17	44	29
Indirect vehicle	301	194	151	111	116	757	625
Home equity	9	13	20	11	17	53	132
Consumer loans	194	3	6	5	11	208	41
Total recoveries	2,018	2,337	766	429	582	5,550	3,002

Total net charge-offs	(82,160)	(37,124)	(25,017)	(54,428)	(17,443)	(198,729)	(46,823)

Balance	$ 177,072	$ 189,232	$ 181,356	$ 179,273	$ 144,001	$ 177,072	$ 144,001

Total loans excluding loans held for sale	$ 6,507,521	$ 6,492,495	$ 6,438,189	$ 6,407,722	$ 6,228,563	$ 6,507,521	$ 6,228,563
Average loans, excluding loans held for sale	$ 6,460,195	$ 6,452,094	$ 6,441,050	$ 6,307,496	$ 6,166,152	$ 6,421,249	$ 5,952,591

Ratio of allowance for loan losses to total loans,
excluding loans held for sale	2.72%	2.91%	2.82%	2.80%	2.31%	2.72%	2.31%
Net loan charge-offs to average loans, excluding loans
held for sale (annualized)	5.05%	2.28%	1.54%	3.42%	1.13%	3.09%	0.79%

INVESTMENT SECURITIES AVAILABLE FOR SALE

The following table sets forth the fair value, amortized cost, and total unrealized gain (loss) of our investment securities available for sale, by type (in thousands):

	At December 31,	At September 30,	At June 30,	At March 31,	At December 31,
	2009	2009	2009	2009	2008
Fair Value
U.S. Treasury securities	$ -	$ -	$ -	$ 11,545	$ -
Government sponsored agencies and enterprises	70,239	323,969	51,088	108,227	179,373
Bank notes issued through the TLGP(1)	-	1,578,174	-	-	-
States and political subdivisions	380,235	396,124	394,343	424,541	427,986
Mortgage-backed securities	2,377,051	1,636,275	428,962	539,953	690,298
Corporate bonds	11,395	56,599	6,370	30,726	34,565
Equity securities	4,313	3,839	3,707	3,681	3,607
Debt securities issued by foreign governments	-	-	250	302	301
Total fair value	$ 2,843,233	$ 3,994,980	$ 884,720	$ 1,118,975	$ 1,336,130

Amortized cost
U.S. Treasury securities	$ -	$ -	$ -	$ 11,546	$ -
Government sponsored agencies and enterprises	69,120	322,620	49,753	105,354	171,385
Bank notes issued through the TLGP(1)	-	1,578,203	-	-	-
States and political subdivisions	366,846	372,772	389,041	416,329	417,595
Mortgage-backed securities	2,382,495	1,625,378	421,172	531,547	682,692
Corporate bonds	11,400	56,655	6,370	31,487	34,546
Equity securities	4,279	3,742	3,668	3,631	3,595
Debt securities issued by foreign governments	-	-	250	302	301
Total amortized cost	$ 2,834,140	$ 3,959,370	$ 870,254	$ 1,100,196	$ 1,310,114

Unrealized gain (loss)
U.S. Treasury securities	$ -	$ -	$ -	$ (1)	$ -
Government sponsored agencies and enterprises	1,119	1,349	1,335	2,873	7,988
Bank notes issued through the TLGP(1)	-	(29)	-	-	-
States and political subdivisions	13,389	23,352	5,302	8,212	10,391
Mortgage-backed securities	(5,444)	10,897	7,790	8,406	7,606
Corporate bonds	(5)	(56)	-	(761)	19
Equity securities	34	97	39	50	12
Debt securities issued by foreign governments	-	-	-	-	-
Total unrealized gain	$ 9,093	$ 35,610	$ 14,466	$ 18,779	$ 26,016

(1)	Represents bank notes that are guaranteed by the FDIC under the Temporary Liquidity Guarantee Program (TLGP).

The decrease in government sponsored agencies and bank notes issued through the TLGP was a result of sales of these investment securities to fund the redemption/run-off of the out-of-market Corus certificates of deposit and money market accounts.  The increase in mortgage-backed securities was a result of deploying a portion of the cash acquired in the Corus transaction.

We do not have any meaningful direct or indirect holdings of subprime residential mortgage loans, home equity lines of credit, or any Fannie Mae or Freddie Mac preferred or common equity securities in our investment portfolio.  Additionally, more than 99% of our mortgage-backed securities are agency guaranteed.

We have maintained our disciplined investment management philosophy and have avoided the types of problem securities that have caused many financial institutions to incur large losses.

FUNDING MIX AND LIQUIDITY

The following table shows the composition of our core and wholesale funding resources as of the dates indicated (dollars in thousands):

	December 31,		September 30,		June 30,		March 31,		December 31,
	2009		2009		2009		2009		2008
		% of		% of		% of		% of		% of
	Amount	Total	Amount	Total	Amount	Total	Amount	Total	Amount	Total
Core funding:
Non-interest bearing deposits	$ 1,552,185	16%	$ 2,925,714	24%	$ 1,152,274	16%	$ 1,018,849	13%	$ 960,117	13%
Money market and NOW accounts	2,775,468	29%	3,269,505	26%	1,531,149	21%	1,762,340	22%	1,465,436	19%
Savings accounts	583,783	6%	570,974	5%	447,670	6%	440,326	6%	367,684	5%
Certificates of deposit	3,153,310	33%	3,968,177	32%	2,383,717	33%	2,690,087	33%	2,604,565	34%
Customer repurchase agreements	223,917	2%	236,164	2%	248,494	4%	273,718	4%	282,831	4%
Total core funding	8,288,663	87%	10,970,534	89%	5,763,304	80%	6,185,320	78%	5,680,633	75%

Wholesale funding:
Public funds deposits	90,219	1%	112,554	1%	107,752	1%	166,501	2%	232,994	3%
Brokered deposit accounts	528,312	6%	583,143	5%	610,963	8%	818,604	10%	864,775	11%
Other short-term borrowings	100,000	1%	200,842	2%	251,773	4%	200,780	3%	205,787	2%
Long-term borrowings	281,349	3%	291,315	2%	301,691	4%	312,246	4%	421,466	6%
Subordinated debt	50,000	1%	50,000	0%	50,000	1%	50,000	1%	50,000	1%
Junior subordinated notes issued
to capital trusts	158,677	2%	158,712	1%	158,748	2%	158,784	2%	158,824	2%
Total wholesale funding	1,208,557	13%	1,396,566	11%	1,480,927	20%	1,706,915	22%	1,933,846	25%

Total funding	$ 9,497,220	100%	$ 12,367,100	100%	$ 7,244,231	100%	$ 7,892,235	100%	$ 7,614,479	100%

The decrease in deposit balances from September 30, 2009 to December 31, 2009 was primarily a result of the redemption of Corus out-of-market deposits. The following table presents by deposit category, the amounts of deposits assumed in the Corus transaction as of the dates indicated (dollar amounts in thousands):

	September 11,	September 30,	December 31,
	2009	2009	2009
Non-interest bearing deposits	$ 367,414	$ 1,699,913	$ 146,491
NOW and money market accounts	1,536,315	1,407,440	949,726
Savings deposits	132,407	96,813	95,730
Certificates of deposit	4,440,320	1,641,898	947,672
Contractual balance of deposits acquired	$ 6,476,456	$ 4,846,064	$ 2,139,619

Shortly after the transaction closing on September 11, 2009, we issued checks to almost all out-of-market Corus certificate of deposit holders of approximately $2.4 billion for the redemption of these deposits and substantially reduced the interest rate paid on out-of-market money market accounts..  There were approximately $1.4 billion of outstanding redemption checks at September 30, 2009.  The outstanding redemption checks were reflected as non-interest bearing deposits.  Additionally, approximately $500 million of out-of-market money market accounts were outstanding as of September 30, 2009, which ran-off during the fourth quarter of 2009.

FORWARD-LOOKING STATEMENTS

When used in this press release and in reports filed with or furnished to the Securities and Exchange Commission, in press releases or other public stockholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases “believe,” “will,” “should,” “will likely result,” “are expected to,” “will continue” “is anticipated,” “estimate,” “project,” “plans,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date made.  These statements may relate to our future financial performance, strategic plans or objectives, revenues or earnings projections, or other financial items.  By their nature, these statements are subject to numerous uncertainties that could cause actual results to differ materially from those anticipated in the statements.

Important factors that could cause actual results to differ materially from the results anticipated or projected include, but are not limited to, the following: (1) expected cost savings, synergies and other benefits from our merger and acquisition activities might not be realized within the anticipated time frames or at all, and costs or difficulties relating to integration matters, including but not limited to customer and employee retention, might be greater than expected; (2) the possibility that the expected benefits of the Heritage Community Bank, InBank, Corus, and Benchmark transactions will not be realized; (3) the possibility that the amounts of the gains, if any, we ultimately realize on the Benchmark and InBank transactions will differ materially from the gain amounts currently estimated; (4) the credit risks of lending activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses, which could necessitate additional provisions for loan losses, resulting both from loans we originate and loans we acquire from other financial institutions; (5) results of examinations by the Office of Comptroller of Currency and other regulatory authorities, including the possibility that any such regulatory authority may, among other things, require us to increase our allowance for loan losses or write-down assets; (6) competitive pressures among depository institutions; (7) interest rate movements and their impact on customer behavior and net interest margin; (8) the impact of repricing and competitors’ pricing initiatives on loan and deposit products; (9) fluctuations in real estate values; (10) the ability to adapt successfully to technological changes to meet customers’ needs and developments in the market place; (11) our ability to realize the residual values of our direct finance, leveraged, and operating leases; (12) our ability to access cost-effective funding; (13) changes in financial markets; (14) changes in economic conditions in general and in the Chicago metropolitan area in particular; (15) the costs, effects and outcomes of litigation; (16) new legislation or regulatory changes, including but not limited to changes in federal and/or state tax laws or interpretations thereof by taxing authorities, changes in laws, rules or regulations applicable to companies that have participated in the TARP Capital Purchase Program of the U.S. Department of the Treasury and other governmental initiatives affecting the financial services industry ; (17) changes in accounting principles, policies or guidelines; (18) our future acquisitions of other depository institutions or lines of business; and (19) future goodwill impairment due to changes in our business, changes in market conditions, or other factors.

We do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date on which the forward-looking statement is made.

TABLES TO FOLLOW

MB FINANCIAL, INC. & SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (Unaudited)
As of the dates indicated
(Amounts in thousands, except per share data)

	December 31,	September 30,	June 30,	March 31,	December 31,
	2009	2009	2009	2009	2008
ASSETS
Cash and due from banks	$ 136,763	$ 125,010	$ 103,276	$ 108,416	$ 79,824
Interest earning deposits with banks	265,257	2,549,562	13,440	416,404	261,834
Total cash and cash equivalents	402,020	2,674,572	116,716	524,820	341,658
Investment securities:
Securities available for sale, at fair value	2,843,233	3,994,980	884,720	1,118,975	1,336,130
Non-marketable securities - FHLB and FRB Stock	70,361	70,031	66,994	65,752	64,246
Total investment securities	2,913,594	4,065,011	951,714	1,184,727	1,400,376

Loans held for sale	-	6,250	4,008	18,406	-
Loans:
Total loans excluding covered loans	6,350,951	6,401,265	6,341,560	6,316,136	6,228,563
Covered loans(1)	156,870	91,230	96,629	91,586	-
Total loans	6,507,821	6,492,495	6,438,189	6,407,722	6,228,563
Less allowance for loan loss	177,072	189,232	181,356	179,273	144,001
Net loans	6,330,749	6,303,263	6,256,833	6,228,449	6,084,562
Lease investments, net	144,966	135,201	114,570	117,648	125,034
Premises and equipment, net	179,641	178,586	184,129	185,941	186,474
Cash surrender value of life insurance	121,946	121,278	120,614	119,943	119,526
Goodwill, net	387,069	387,069	387,069	387,069	387,069
Other intangibles, net	37,708	39,357	25,996	26,993	25,776
Other real estate owned	36,711	22,612	17,111	2,500	4,366
Other real estate owned related to FDIC transactions	18,759	7,695	1,891	1,197	-
FDIC indemnification asset(1)	58,939	31,353	43,162	65,565	-
Other assets	221,973	162,965	178,252	161,874	144,922
Total assets	$ 10,854,075	$ 14,135,212	$ 8,402,065	$ 9,025,132	$ 8,819,763
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Deposits:
Noninterest bearing	$ 1,552,185	$ 2,925,714	$ 1,152,274	$ 1,018,849	$ 960,117
Interest bearing	7,131,091	8,504,353	5,081,251	5,877,859	5,535,454
Total deposits	8,683,276	11,430,067	6,233,525	6,896,708	6,495,571
Short-term borrowings	323,917	437,004	500,267	474,498	488,619
Long-term borrowings	331,349	341,315	351,691	362,246	471,466
Junior subordinated notes issued to capital trusts	158,677	158,712	158,748	158,784	158,824
Investment securities purchased but not yet settled	-	348,632	-	2,031	27,218
Accrued expenses and other liabilities	105,676	147,605	108,451	96,283	109,241
Total liabilities	9,602,895	12,863,335	7,352,682	7,990,550	7,750,939
Stockholders' Equity
Preferred stock	193,522	193,381	193,242	193,105	193,025
Common stock	511	507	375	375	375
Additional paid-in capital	656,595	648,230	447,770	446,909	445,692
Retained earnings	395,170	408,048	419,373	450,983	495,505
Accumulated other comprehensive income	5,546	21,723	8,824	11,456	16,910
Treasury stock	(2,715)	(2,603)	(22,795)	(70,831)	(85,312)
Controlling interest stockholders' equity	1,248,629	1,269,286	1,046,789	1,031,997	1,066,195
Noncontrolling interest	2,551	2,591	2,594	2,585	2,629
Total stockholders' equity	1,251,180	1,271,877	1,049,383	1,034,582	1,068,824
Total liabilities and stockholders' equity	$ 10,854,075	$ 14,135,212	$ 8,402,065	$ 9,025,132	$ 8,819,763

(1)
“Covered loans” and “FDIC indemnification asset” refer to assets MB Financial Bank acquired during 2009 in loss-share transactions facilitated by the Federal Deposit Insurance Corporation.  The “FDIC indemnification asset” represents amounts the Company expects MB Financial Bank to collect from the FDIC under the loss-share agreements.

MB FINANCIAL, INC. & SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except per share data)
(Unaudited)

	Three months ended					Year ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
	2009	2009	2009	2009	2008	2009	2008
Interest income:
Loans	$ 84,015	$ 82,820	$ 82,941	$ 81,494	$ 87,474	$ 331,270	$ 357,075
Investment securities available for sale:
Taxable	22,039	6,444	6,978	10,316	9,927	45,777	40,468
Nontaxable	3,498	3,585	3,796	3,875	3,944	14,754	15,502
Federal funds sold	-	-	-	-	2	-	276
Other interest bearing accounts	698	760	149	130	188	1,737	467
Total interest income	110,250	93,609	93,864	95,815	101,535	393,538	413,788
Interest expense:
Deposits	31,396	27,662	28,977	33,579	38,996	121,614	151,370
Short-term borrowings	1,142	1,222	1,256	1,546	1,406	5,166	17,590
Long-term borrowings & junior subordinated notes	3,511	3,791	4,242	4,662	6,387	16,206	23,940
Total interest expense	36,049	32,675	34,475	39,787	46,789	142,986	192,900
Net interest income	74,201	60,934	59,389	56,028	54,746	250,552	220,888
Provision for loan losses	70,000	45,000	27,100	89,700	72,581	231,800	125,721
Net interest income (loss) after provision for loan losses	4,201	15,934	32,289	(33,672)	(17,835)	18,752	95,167
Other income:
Loan service fees	1,723	1,565	1,782	1,843	1,850	6,913	9,180
Deposit service fees	9,311	7,912	6,978	6,399	7,478	30,600	28,225
Lease financing, net	5,799	3,937	4,473	4,319	4,604	18,528	16,973
Brokerage fees	1,272	1,004	1,252	1,078	968	4,606	4,317
Trust & asset management fees	3,347	3,169	3,262	2,815	2,784	12,593	11,869
Net gain on sale of investment securities	239	3	4,093	9,694	24	14,029	1,130
Increase in cash surrender value of life insurance	669	664	670	456	570	2,459	5,299
Net gain (loss) on sale of other assets	12	12	(38)	1	(874)	(13)	(1,104)
Acquisition related gains	18,325	10,222	-	-	-	28,547	-
Other operating income	2,230	2,412	2,453	1,797	199	8,892	4,503
Total other income	42,927	30,900	24,925	28,402	17,603	127,154	80,392
Other expense:
Salaries & employee benefits	33,391	31,196	29,188	26,879	24,057	120,654	108,835
Occupancy & equipment expense	8,885	7,803	7,151	7,682	7,298	31,521	28,872
Computer services expense	2,882	2,829	2,013	2,287	1,973	10,011	7,392
Advertising & marketing expense	683	1,296	892	1,314	903	4,185	5,089
Professional & legal expense	1,465	1,126	1,120	969	1,117	4,680	3,110
Brokerage fee expense	553	478	575	393	476	1,999	1,929
Telecommunication expense	1,127	812	744	750	664	3,433	2,818
Other intangible amortization expense	1,650	966	997	878	913	4,491	3,554
FDIC insurance premiums	4,099	3,206	6,789	2,668	1,188	16,762	1,877
Impairment charges	-	4,000	-	-	-	4,000	-
Other operating expenses	6,337	5,446	5,039	5,192	5,422	22,014	19,914
Total other expense	61,072	59,158	54,508	49,012	44,011	223,750	183,390
Income (loss) before income taxes	(13,944)	(12,324)	2,706	(54,282)	(44,243)	(77,844)	(7,831)
Income tax benefit	(4,164)	(15,183)	(1,480)	(26,025)	(19,374)	(46,852)	(23,555)
Income (loss) from continuing operations	(9,780)	2,859	4,186	(28,257)	(24,869)	(30,992)	15,724
Income from discontinued operations, net of tax	-	4,585	129	152	48	4,866	440
Net income (loss)	(9,780)	7,444	4,315	(28,105)	(24,821)	(26,126)	16,164
Preferred stock dividends and discount accretion	2,591	2,589	2,587	2,531	789	10,298	789
Net income (loss) available to common shareholders	$ (12,371)	$ 4,855	$ 1,728	$ (30,636)	$ (25,610)	$ (36,424)	$ 15,375

	Three months ended					Year ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
	2009	2009	2009	2009	2008	2009	2008
Common share data:
Basic earnings (loss) per common share from continuing operations	$ (0.19)	$ 0.07	$ 0.12	$ (0.81)	$ (0.72)	$ (0.77)	$ 0.45
Basic earnings (loss) per common share from discontinued operations	$ -	$ 0.12	$ -	$ -	$ -	$ 0.12	$ 0.01
Impact of preferred stock dividends on basic earnings (loss) per common share	$ (0.05)	$ (0.07)	$ (0.07)	$ (0.07)	$ (0.02)	$ (0.26)	$ (0.02)
Basis earnings (loss) per common share	$ (0.25)	$ 0.12	$ 0.05	$ (0.88)	$ (0.74)	$ (0.91)	$ 0.44
Diluted earnings (loss) per common share from continuing operations	$ (0.19)	$ 0.07	$ 0.12	$ (0.81)	$ (0.72)	$ (0.77)	$ 0.45
Diluted earnings (loss) per common share from discontinued operations	$ -	$ 0.12	$ 0.00	$ 0.00	$ -	$ 0.12	$ 0.01
Impact of preferred stock dividends on diluted earnings (loss) per common share	$ (0.05)	$ (0.07)	$ (0.07)	$ (0.07)	$ (0.02)	$ (0.26)	$ (0.02)
Diluted earnings (loss) per common share	$ (0.25)	$ 0.12	$ 0.05	$ (0.88)	$ (0.74)	$ (0.91)	$ 0.44

Weighted average common shares outstanding	50,279,008	39,104,894	35,726,879	34,914,012	34,777,651	40,042,650	34,706,092
Diluted weighted average common shares outstanding	50,537,002	39,299,168	35,876,483	35,053,352	35,164,585	40,226,847	35,061,712

	Three months ended					Year ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
	2009	2009	2009	2009	2008	2009	2008
Performance Ratios:
Annualized return on average assets	(0.33%)	0.30%	0.20%	(1.30%)	(1.15%)	(0.27%)	0.20%
Annualized return on average common equity	(4.54)	2.13	0.81	(14.01)	(11.38)	(3.91)	1.74
Annualized cash return on average tangible common equity(1)	(6.69)	4.33	2.12	(25.25)	(20.14)	(6.36)	3.65
Net interest rate spread	2.54	2.51	2.82	2.64	2.63	2.62	2.77
Cost of funds(2)	1.38	1.50	1.83	2.12	2.47	1.67	2.72
Efficiency ratio(3)	60.02	65.68	61.21	63.42	58.06	62.44	59.44
Annualized net non-interest expense to average assets(4)	1.24	1.40	1.37	1.40	1.23	1.34	1.25
Core pre-tax pre-provision earnings to risk-weighted assets(5)	1.96	1.46	1.78	1.55	1.74	1.58	1.77
Net interest margin	2.74	2.74	3.05	2.88	2.86	2.85	3.03
Tax equivalent effect	0.12	0.11	0.13	0.13	0.14	0.12	0.13
Net interest margin - fully tax equivalent basis(6)	2.86	2.85	3.18	3.01	3.00	2.97	3.16

Asset Quality Ratios:
Non-performing loans(7) to total loans	4.17%	4.41%	3.54%	3.58%	2.34%	4.17%	2.34%
Non-performing assets(7) to total assets	2.84	2.19	2.92	2.57	1.71	2.84	1.71
Allowance for loan losses to non-performing loans(7)	65.26	66.02	79.65	78.10	98.67	65.26	98.67
Allowance for loan losses to non-performing loans,(7)
including partial charge-offs taken	72.34	70.74	82.09	80.15	98.82	72.34	98.82
Allowance for loan losses to total loans	2.72	2.91	2.82	2.80	2.31	2.72	2.31
Net loan charge-offs to average loans (annualized)	5.05	2.28	1.54	3.42	1.13	3.09	0.79

Capital Ratios:
Tangible equity to assets(8)	8.04%	6.26%	8.07%	7.31%	7.90%	8.04%	7.90%
Tangible common equity to risk weighted assets(9)	8.54	9.27	6.79	6.49	7.10	8.54	7.10
Tangible common equity to assets(10)	6.19	4.85	5.65	5.07	5.61	6.19	5.61
Book value per common share(11)	$ 20.91	$ 21.48	$ 23.30	$ 23.82	$ 25.17	$ 20.91	$ 25.17
Less: goodwill and other intangible assets, net of tax
benefit, per common share	8.14	8.22	10.99	11.45	11.56	8.14	11.56
Tangible book value per share(12)	12.77	13.26	12.30	12.37	13.61	12.77	13.61

Total capital (to risk-weighted assets)	14.98%	15.76%	13.89%	13.48%	14.08%	14.98%	14.08%
Tier 1 capital (to risk-weighted assets)	13.06	13.80	11.88	11.48	12.07	13.06	12.07
Tier 1 capital (to average assets)	8.71	10.60	9.55	9.25	9.85	8.71	9.85
Tier 1 common capital (to risk-weighted assets)	8.47	8.72	6.66	6.32	6.85	8.47	6.85

(1)
Net cash flow available to common stockholders (net income available to common stockholders or net income, as appropriate, plus other intangibles amortization expense, net of tax benefit) / Average tangible common equity (average common equity less average goodwill and average other intangibles, net of tax benefit).

(2)	Equals total interest expense divided by the sum of average interest bearing liabilities and noninterest bearing deposits.
(3)
Equals total other expense excluding FDIC special assessment and impairment charges divided by the sum of net interest income on a fully tax equivalent basis and total other income less net gains (losses) on securities available for sale, net gains (losses) on sale of other assets, and acquisition related gains.

(4)
Equals total other expense excluding FDIC special assessment and impairment charges less total other income excluding net gains (losses) on securities available for sale, net gain (losses) on sale of other assets, and acquisition related gains divided by average assets.

(5)
Equal net income before taxes excluding loan loss provision expense, FDIC special assessment, impairment charges, net gains (losses) on securities available for sale, net gain (losses) on sale of other assets, and acquisition related gains divided by risk-weighted assets.

(6)	Represents net interest income, on a fully tax equivalent basis assuming a 35% tax rate, as a percentage of average interest earning assets.
(7)	Excludes purchased credit-impaired loans and loans held for sale. Non-performing assets excludes other real estate owned related to FDIC transactions.
(8)	Equals total ending stockholders’ equity less goodwill and other intangibles, net of tax benefit, divided by total assets less goodwill and other intangibles, net of tax benefit.
(9)	Equals total ending common stockholders’ equity less goodwill and other intangibles, net of tax benefit, divided by total risk weighted assets.
(10)	Equals total ending common stockholders’ equity less goodwill and other intangibles, net of tax benefit, divided by total assets less goodwill and other intangibles, net of tax benefit.
(11)	Equals total ending common stockholders’ equity divided by common shares outstanding.
(12)	Equals total ending common stockholders’ equity less goodwill and other intangibles, net of tax benefit, divided by common shares outstanding.

NON-GAAP FINANCIAL INFORMATION

This press release contains certain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (GAAP).  These measures include pre-tax, pre-provision earnings; core pre-tax, pre-provision earnings; net interest income on a fully tax equivalent basis, net interest margin on a fully tax equivalent basis; efficiency ratio, ratio of annualized net non-interest expense to average assets, and ratio of core pre-tax, pre-provision earnings, with net gains and losses on securities available for sale, net gains and losses on sale of assets, and acquisitions related gains excluded from  the non-interest income components and the FDIC special assessment expense and impairment charges excluded from the non-interest expense components of these ratios; ratios of tangible equity to assets, tangible common equity to risk weighted assets and tangible common equity to assets ratio; tangible book value per common share; and annualized cash return on average tangible common equity.  Our management uses these non-GAAP measures in its analysis of our performance.  Management believes that pre-tax, pre-provision earnings are a useful measure in assessing our core operating performance, particularly during times of economic stress. The tax equivalent adjustment to net interest income recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a 35% tax rate.  Management believes that it is a standard practice in the banking industry to present net interest income and net interest margin on a fully tax equivalent basis, and accordingly believes that providing these measures may be useful for peer comparison purposes.  Management also believes that by excluding net gains and losses on securities available for sale from the non-interest income component and excluding the FDIC special assessment expense from other non-interest expense of the efficiency ratio and the ratio of annualized net non-interest expense to average assets, these ratios better reflect our core operating performance.  The other measures exclude the ending balances of acquisition-related goodwill and other intangible assets, net of tax benefit, in determining tangible stockholders’ equity.  Management believes the presentation of these other financial measures excluding the impact of such items provides useful supplemental information that is helpful in understanding our financial results, as they provide a method to assess management’s success in utilizing our tangible capital.  These disclosures should not be viewed as substitutes for the results determined to be in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

The following table presents a reconciliation of tangible equity to equity (in thousands):

	December 31,	September 30,	June 30,	March 31,	December 31,
	2009	2009	2009	2009	2008
Stockholders' equity - as reported	$ 1,251,180	$ 1,271,877	$ 1,049,383	$ 1,034,582	$ 1,068,824
Less: goodwill	387,069	387,069	387,069	387,069	387,069
Less: other intangible, net of tax benefit	24,510	25,582	16,897	17,545	16,754
Tangible equity	$ 839,601	$ 859,226	$ 645,417	$ 629,968	$ 665,001

The following table presents a reconciliation of tangible common equity to stockholders’ common equity (in thousands):

	December 31,	September 30,	June 30,	March 31,	December 31,
	2009	2009	2009	2009	2008
Common stockholders' equity - as reported	$ 1,057,658	$ 1,078,496	$ 856,141	$ 841,477	$ 875,799
Less: goodwill	387,069	387,069	387,069	387,069	387,069
Less: other intangible, net of tax benefit	24,510	25,582	16,897	17,545	16,754
Tangible common equity	$ 646,079	$ 665,845	$ 452,175	$ 436,863	$ 471,976

The following table presents a reconciliation of average tangible common equity to average common stockholders’ equity (in thousands):

	Three months ended					Year ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
	2009	2009	2009	2009	2008	2009	2008
Average common stockholders' equity - as reported	$ 1,081,794	$ 905,897	$ 853,782	$ 886,740	$ 898,246	$ 932,509	$ 885,548
Less: average goodwill	387,069	387,069	387,069	387,069	387,069	387,069	383,737
Less: average other intangible assets,
net of tax benefit	25,128	16,630	17,186	16,872	16,999	18,971	16,788
Average tangible common equity	$ 669,597	$ 502,198	$ 449,527	$ 482,799	$ 494,178	$ 526,469	$ 485,023

The following table presents a reconciliation of net cash flow available to common stockholders to net (loss) income available to common stockholders (in thousands):

	Three months ended					Year ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
	2009	2009	2009	2009	2008	2009	2008
Net (loss) income available to common
shareholders - as reported	$ (12,370)	$ 4,855	$ 1,728	$ (30,636)	$ (25,610)	$ (36,424)	$ 15,375
Add: other intangible amortization
expense, net of tax benefit	1,073	628	648	571	593	2,919	2,310
Net cash flow available to common shareholders	$ (11,298)	$ 5,483	$ 2,376	$ (30,065)	$ (25,017)	$ (33,505)	$ 17,685

Efficiency Ratio Calculation (Dollars in Thousands)

	Three months ended					Year ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
	2009	2009	2009	2009	2008	2009	2008
Non-interest expense	$ 61,072	$ 59,158	$ 54,508	$ 49,012	$ 44,011	$ 223,750	$ 183,390
Adjustment for FDIC special assessment	-	-	3,850	-	-	3,850	-
Adjustment for impairment charges	-	4,000	-	-	-	4,000	-
Non-interest expense - as adjusted	$ 61,072	$ 55,158	$ 50,658	$ 49,012	$ 44,011	$ 215,900	$ 183,390

Net interest income	$ 74,201	$ 60,934	$ 59,389	$ 56,028	$ 54,746	$ 250,552	$ 220,888
Tax equivalent adjustment	3,195	2,383	2,496	2,551	2,606	10,625	7,284
Net interest income on a fully tax equivalent basis	77,396	63,317	61,885	58,579	57,352	261,177	228,172
Plus other income	42,927	30,900	24,925	28,402	17,603	127,154	80,392
Less net gains on securities available for sale	239	3	4,093	9,694	24	14,029	1,130
Less net gains (losses) on sale of other assets	12	12	(38)	1	(874)	(13)	(1,104)
Less acquisition related gains	18,325	10,222	-	-	-	28,547	-
Net interest income plus non-interest income -
as adjusted	$ 101,747	$ 83,980	$ 82,755	$ 77,286	$ 75,805	$ 345,768	$ 308,538

Efficiency ratio	60.02%	65.68%	61.21%	63.42%	58.06%	62.44%	59.44%

Efficiency ratio (without adjustments)	52.14%	64.42%	64.65%	58.05%	60.83%	59.24%	60.87%

Annualized Net Non-interest Expense to Average Assets Calculation (Dollars in Thousands)

	Three months ended					Year ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
	2009	2009	2009	2009	2008	2009	2008
Non-interest expense	$ 61,072	$ 59,158	$ 54,508	$ 49,012	$ 44,011	$ 223,750	$ 183,390
Adjustment for FDIC special assessment	-	-	3,850	-	-	3,850	-
Adjustment for impairment charges	-	4,000	-	-	-	4,000	-
Non-interest expense - as adjusted	61,072	55,158	50,658	49,012	44,011	215,900	183,390

Other income	42,927	30,900	24,925	28,402	17,603	127,154	80,392
Less net gains on securities available for sale	239	3	4,093	9,694	24	14,029	1,130
Less net gains (loss) on sale of other assets	12	12	(38)	1	(874)	(13)	(1,104)
Less acquisition related gains	18,325	10,222	-	-	-	28,547	-
Other income - as adjusted	24,351	20,663	20,870	18,707	18,453	84,591	80,366

Net non-interest expense	$ 36,721	$ 34,495	$ 29,788	$ 30,305	$ 25,558	$ 131,309	$ 103,024

Average assets	11,786,792	9,795,125	8,701,857	8,792,275	8,240,344	9,777,287	8,240,344

Annualized net non-interest expense to average assets	1.24%	1.40%	1.37%	1.40%	1.23%	1.34%	1.25%

Annualized net non-interest expense to average assets
(without adjustments)	0.61%	1.14%	1.36%	0.95%	1.27%	0.99%	1.25%

Core Pre-Tax, Pre-Provision Earnings

	Three months ended					Year ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
	2009	2009	2009	2009	2008	2009	2008
Income (loss) before income taxes	$ (13,944)	$ (12,324)	$ 2,706	$ (54,282)	$ (44,243)	$ (77,844)	$ (7,831)
Provision for loan losses	70,000	45,000	27,100	89,700	72,581	231,800	125,721
Pre-tax, pre-provision earnings	56,056	32,676	29,806	35,418	28,338	153,956	117,890

Non-core other income
Net gains on sale of investment securities	239	3	4,093	9,694	24	14,029	1,130
Net gain (loss) on sale of other assets	12	12	(38)	1	(874)	(13)	(1,104)
Acquisition related gains	18,325	10,222	-	-	-	28,547	-
Total non-core other income	18,576	10,237	4,055	9,695	(850)	42,563	26

Non-core other expense
FDIC special assessment	-	-	3,850	-	-	3,850	-
Impairment charges	-	4,000	-	-	-	4,000	-
Total non-core other expense	-	4,000	3,850	-	-	7,850	-
Core pre-tax, pre-provision earnings	$ 37,480	$ 26,439	$ 29,601	$ 25,723	$ 29,188	$ 119,243	$ 117,864

Risk-weighted assets	7,568,022	7,186,343	6,657,692	6,733,859	6,649,603	7,568,022	6,649,603

Annualized pre-tax, pre-provision earnings to risk-
weighted assets	1.96%	1.46%	1.78%	1.55%	1.75%	1.58%	1.77%
Annualized pre-tax, pre-provision earnings to risk-
weighted assets (without adjustments)	2.94%	1.80%	1.80%	2.13%	1.69%	2.03%	1.77%

A reconciliation of net interest margin on a fully tax equivalent basis to net interest margin is contained in the tables under “Net Interest Margin.”  A reconciliation of tangible book value per common share to book value per common share is contained in the “Selected Financial Ratios” table.

NET INTEREST MARGIN

The following table presents, for the periods indicated, the total dollar amount of interest income from average interest earning assets and the resultant yields, as well as the interest expense on average interest bearing liabilities, and the resultant costs, expressed both in dollars and rates (dollars in thousands):

	Three Months Ended December 31,						Month Ended December 31,
	2009			2008			2009
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
Interest Earning Assets:
Loans (1) (2) (3):
Commercial related credits
Commercial	$ 1,385,281	$ 18,118	5.19%	$ 1,538,266	$ 21,303	5.49%	$ 1,373,897	$ 5,783	4.96%
Commercial loans collateralized by assignment
of lease payments	892,789	13,849	6.20	611,390	10,065	6.58	914,498	4,744	6.23
Real estate commercial	2,456,381	33,513	5.34	2,339,641	34,981	5.85	2,474,471	11,274	5.29
Real estate construction	681,868	5,455	3.13	730,342	8,816	4.72	662,102	1,831	3.21
Total commercial related credits	5,416,319	70,935	5.12	5,219,639	75,165	5.63	5,424,968	23,632	5.06
Other loans
Real estate residential	287,296	4,036	5.62	297,204	3,374	4.54	289,828	1,296	5.37
Home equity	407,044	4,496	4.38	394,865	5,552	5.59	406,050	1,511	4.38
Indirect	182,601	3,175	6.90	192,016	3,116	6.46	181,298	1,056	6.86
Consumer loans	58,768	582	3.93	62,428	748	4.77	60,892	195	3.77
Total other loans	935,709	12,289	5.21	946,513	12,790	5.38	938,068	4,058	5.09
Total loans, excluding covered loans	6,352,028	83,224	5.20	6,166,152	87,955	5.67	6,363,036	27,690	5.12
Covered loans	108,167	2,103	7.71	-	-	-	143,647	986	8.08
Total loans	6,460,195	85,327	5.22	6,166,152	87,955	5.67	6,506,683	28,676	5.19

Taxable investment securities	3,086,737	22,039	2.86	856,852	9,927	4.63	2,491,924	7,704	3.71
Investment securities exempt from federal income taxes (3)	367,848	5,381	5.72	421,025	6,069	5.64	365,329	1,771	5.63
Federal funds sold	-	-	0.00	761	2	1.03	-	-	0.00
Other interest bearing deposits	812,261	698	0.34	159,414	188	0.47	766,532	175	0.27
Total interest earning assets	$ 10,727,041	$ 113,445	4.20	$ 7,604,204	$ 104,141	5.45	$ 10,130,468	$ 38,326	4.45
Non-interest earning assets	1,059,751			951,683			1,110,159
Total assets	$ 11,786,792			$ 8,555,887			$ 11,240,627

Interest Bearing Liabilities:
Core funding:
Money market and NOW accounts	$ 3,047,721	$ 5,523	0.72%	$ 1,421,131	$ 6,319	1.77%	$ 2,907,539	$ 1,380	0.56%
Savings accounts	573,784	495	0.34	369,587	257	0.28	577,960	156	0.32
Certificate of deposit	3,529,995	20,225	2.27	2,590,821	21,460	3.30	3,319,041	5,822	2.07
Customer repurchase agreements	220,432	259	0.47	266,354	486	0.73	226,645	99	0.51
Total core funding	7,371,932	26,502	1.43	4,647,893	28,522	2.44	7,031,185	7,457	1.25
Whole sale funding:
Public funds	100,246	257	1.02	218,821	1,474	2.68	89,092	72	0.95
Brokered accounts (includes fee expense)	546,457	4,896	3.55	950,163	9,486	3.97	528,004	1,609	3.59
Other short-term borrowings	138,434	883	2.53	156,384	920	2.34	100,103	288	3.39
Long-term borrowings	494,398	3,511	2.78	633,787	6,387	3.94	492,064	1,163	2.74
Total wholesale funding	1,279,535	9,547	2.96	1,959,155	18,267	3.71	1,209,263	3,132	3.05
Total interest bearing liabilities	$ 8,651,467	$ 36,049	1.65	$ 6,607,048	$ 46,789	2.82	$ 8,240,448	$ 10,589	1.51
Non-interest bearing deposits	1,737,347			914,720			1,603,512
Other non-interest bearing liabilities	122,731			82,840			105,638
Stockholders' equity	1,275,247			951,279			1,291,029
Total liabilities and stockholders' equity	$ 11,786,792			$ 8,555,887			$ 11,240,627
Net interest income/interest rate spread (4)		$ 77,396	2.54%		$ 57,352	2.63%		$ 27,737	2.94%
Taxable equivalent adjustment		3,195			2,606			746
Net interest income, as reported		$ 74,201			$ 54,746			$ 26,991
Net interest margin (5)			2.74%			2.86%			3.14%
Tax equivalent effect			0.12%			0.14%			0.08%
Net interest margin on a fully equivalent basis (5)			2.86%			3.00%			3.22%

(1)	Non-accrual loans are included in average loans.
(2)
Interest income includes amortization of deferred loan origination fees of $1.2 million, $1.7 million and $1.2 million for the three months ended December 31, 2009, December 31, 2008, and September 30, 2009, respectively.

(3)	Non-taxable loan and investment income is presented on a fully tax equivalent basis assuming a 35% tax rate.
(4)
Interest rate spread represents the difference between the average yield on interest earning assets and the average cost of interest bearing liabilities and is presented on a fully tax equivalent basis.

(5)	Net interest margin represents net interest income as a percentage of average interest earning assets.

The following table presents, for the periods indicated, the total dollar amount of interest income from average interest earning assets and the resultant yields, as well as the interest expense on average interest bearing liabilities, and the resultant costs, expressed both in dollars and rates (dollars in thousands):

	Year Ended December 31,
	2009			2008
	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate
Interest Earning Assets:
Loans (1) (2) (3):
Commercial related credits
Commercial	$ 1,445,313	$ 70,850	4.90%	$ 1,458,714	$ 86,837	5.95%
Commercial loans collateralized by assignment
of lease payments	808,759	50,155	6.20	586,074	38,971	6.65
Real estate commercial	2,407,377	130,426	5.34	2,184,554	134,565	6.06
Real estate construction	733,718	26,742	3.59	782,562	43,994	5.53
Total commercial related credits	5,395,167	278,173	5.09	5,011,904	304,367	5.97
Other loans
Real estate residential	285,550	15,998	5.60	329,637	19,274	5.85
Home equity	407,793	17,947	4.40	377,320	19,212	5.09
Indirect	187,455	12,737	6.79	177,828	12,952	7.28
Consumer loans	57,985	2,337	4.03	55,902	2,812	5.03
Total other loans	938,783	49,019	5.22	940,687	54,250	5.77
Total loans, excluding covered assets	6,333,950	327,192	5.17	5,952,591	358,617	6.02
Covered assets	87,299	6,759	7.74	-	-	-
Total loans	6,421,249	333,951	5.20	5,952,591	358,617	6.02

Taxable investment securities	1,444,552	45,777	3.17	868,700	40,468	4.66
Investment securities exempt from federal income taxes (3)	391,071	22,698	5.72	414,234	23,850	5.66
Federal funds sold	-	-	-	12,849	276	2.11
Other interest bearing deposits	545,314	1,737	0.32	52,497	467	0.89
Total interest earning assets	$ 8,802,186	$ 404,163	4.59	$ 7,300,871	$ 423,678	5.80
Non-interest earning assets	975,101			939,473
Total assets	$ 9,777,287			$ 8,240,344

Interest Bearing Liabilities:
Core funding:
Money market and NOW accounts	$ 2,098,530	$ 17,773	0.85%	$ 1,292,407	$ 23,176	1.79%
Savings accounts	473,477	1,717	0.36	383,534	1,239	0.32
Certificate of deposit	2,924,218	75,416	2.58	2,399,403	87,794	3.66
Customer repurchase agreements	247,998	1,138	0.46	290,817	4,326	1.49
Total core funding	5,744,223	96,044	1.67	4,366,161	116,535	2.67
Whole sale funding:
Public funds	133,547	2,026	1.52	238,599	7,957	3.33
Brokered accounts (includes fee expense)	667,560	24,682	3.70	788,329	31,204	3.96
Other short-term borrowings	201,550	4,028	2.00	390,257	13,264	3.40
Long-term borrowings	512,267	16,206	3.12	581,027	23,940	4.05
Total wholesale funding	1,514,924	46,942	3.10	1,998,212	76,365	3.82
Total interest bearing liabilities	$ 7,259,147	$ 142,986	1.97	$ 6,364,373	$ 192,900	3.03
Non-interest bearing deposits	1,307,021			891,072
Other non-interest bearing liabilities	85,890			86,884
Stockholders' equity	1,125,229			898,015
Total liabilities and stockholders' equity	$ 9,777,287			$ 8,240,344
Net interest income/interest rate spread (4)		$ 261,177	2.62%		$ 230,778	2.77%
Taxable equivalent adjustment		10,625			7,284
Net interest income, as reported		$ 250,552			$ 223,494
Net interest margin (5)			2.85%			3.03%
Tax equivalent effect			0.12%			0.13%
Net interest margin on a fully equivalent basis (5)			2.97%			3.16%

(1)	Non-accrual loans are included in average loans.
(2)	Interest income includes amortization of deferred loan origination fees of $5.1 million and $7.0 million for the year ended December 31, 2009, and December 31, 2008, respectively.
(3)	Non-taxable loan and investment income is presented on a fully tax equivalent basis assuming a 35% tax rate.
(4)
Interest rate spread represents the difference between the average yield on interest earning assets and the average cost of interest bearing liabilities and is presented on a fully tax equivalent basis.

(5)	Net interest margin represents net interest income as a percentage of average interest earning assets.